UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2019

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)
(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	VPG	New York Stock Exchange
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant’s Certifying Accountant.
The Audit Committee of the Board of Directors (the “Audit Committee) of Vishay Precision Group, Inc. (the “Company”) has conducted a competitive process to select a firm as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. On May 28, 2019, the Audit Committee dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm and also approved the appointment of Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
The reports of EY on the Company’s financial statements for the fiscal years ended December 31, 2017 and December 31, 2018 contained no adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2017 and December 31, 2018, and the subsequent period through May 28, 2019, there were (i) no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in EY’s reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as described below.
The Company identified a material weakness in internal control over financial reporting as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the annual period ended December 31, 2017 due to the aggregation of certain internal control deficiencies related to the design, operating effectiveness and monitoring of various transaction and monitoring controls. This material weakness was remediated as of December 31, 2018. The Audit Committee has discussed these matters with EY, and the Company has authorized EY to respond fully to any inquiries by Deloitte concerning the subject matter of such reportable event.
The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K prior to the time this Current Report on Form 8-K was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that EY furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of EY’s letter, dated May 31, 2019, is attached hereto as Exhibit 16.1.
During the fiscal years ended December 31, 2017 and December 31, 2018, and the interim period through May 28, 2019, the Company did not consult with Deloitte regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of Ernst & Young LLP dated May 31, 2019.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: May 31, 2019	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer